Exhibit 99.1

Press Release

Carbiz Inc. Secures Credit Facility of up to US $10,000,000

Monday March 26, 9:05 am ET

SARASOTA, FL--(MARKET WIRE)--Mar 26, 2007 -- Carl Ritter, chief executive officer of Carbiz Inc. (OTC BB:CBZFF.OB - News) ("Carbiz"), announced that Carbiz has finalized a deal that will further assist in funding the expansion strategy of its auto credit business. An up to US$10.0 million revolving "credit facility" has been finalized with Colossus Capital Fund, L.P. ("Colossus") that will provide Carbiz with a credit facility to grow its chain of used car dealerships in the State of Florida.

Carl Ritter stated, "This next step provides us with the capital to launch our expansion program without diluting the share value. We are very pleased to be working with the folks at Colossus and will detail our expansion plans in a subsequent announcement."

Under the terms of the Credit Facility and subject to the limitations set forth below, Carbiz may borrow up to an aggregate of US$10,000,000, with such Credit Facility to be funded in separate US$5,000,000 tranches by Colossus. The Credit facility is secured by all of the assets of Carbiz and its subsidiaries, and it matures in four years. Carbiz may borrow from the Credit Facility up to the lesser of (i) the total amount of funded tranches or (ii) the lesser of, (A) 58% of Carbiz's eligible receivables' (as defined therein) principal balance, or (B) 100% of Carbiz's cost basis of such eligible receivables. All borrowings under the Credit Facility will accrue interest at 15% per annum. Commissions and fees payable to Colossus related to the Credit Facility upon execution of the related documentation totaled US$350,000, with an additional US$325,000, to be paid to Colossus upon the release of the second tranche under the Credit Facility. The Credit Facility also contains certain other penalties and fees payable to Colossus under the terms thereunder. At this time, Carbiz may borrow US$210,000 under the terms of the Credit Facility based upon its eligible receivables.

A more detailed description of the Credit Facility, as well as a copy of the documents related thereto, will be set forth in a current report on Form 8-K filed with the SEC by Carbiz.

About Carbiz

Based in Sarasota, Florida, Carbiz is a leading provider of software, training and consulting solutions to the United States automotive industry. Carbiz's suite of business solutions includes dealer software products focused on the "buy-here pay-here," sub-prime finance and automotive accounting markets. Carbiz also operates "buy-here pay-here" dealerships in Florida through its Carbiz Auto Credit division that are wholly owned or joint venture companies. Capitalizing on expertise developed over 10 years of providing software and consulting services to "buy-here, pay-here" businesses across the United States, Carbiz entered the market in 2004 with a location in Palmetto, Florida.

Carbiz has added two more credit centers since -- in Tampa and St. Petersburg -- and Carbiz seeks to expand its operations in Florida in the future. For more information about Carbiz and its services, visit Carbiz's web site: www.carbiz.com.

Forward-Looking Statements

All statements, other than statements of historical fact, in this news release are forward-looking statements that involve various risks and uncertainties, including, without limitation, statements regarding the future growth plans and objectives of Carbiz. There can be no assurance that such statements will prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements as a result of known and unknown risks, uncertainties and other factors. Such factors that could cause actual results and future events to differ from those anticipated in such statements include, but are not limited to, the market acceptance of Carbiz's Auto Credit Centers, the ability of Carbiz to effectively deploy the funds received from the Credit Facility, the ability of Carbiz to borrow additional amounts under Credit Facility, the possibility that the penalty provisions could be triggered under the terms of the Credit Facility which could be adverse to Carbiz, Carbiz's ability to measure the default rate of its borrowers, competition, the impact of any changes in applicable government regulation and general economic conditions. These and all subsequent written and oral forward-looking statements are based on the estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Carbiz assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Contact:

     Media Contact:
     Company Contact
     Carl Ritter
     Chief Executive Officer
     Carbiz Inc.
     (941) 952-9255, ext. 1014